UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 21, 2026

SENECA BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-56790	39-4029114
(State or Other Jurisdiction)	(Commission File No.)	(I.R.S. Employer
of Incorporation)		Identification No.)

35 Oswego Street, Baldwinsville, New York		13027
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (315) 638-0233

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐
Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.
Entry into a Material Definitive Agreement
On October 21, 2026, Seneca Savings Bank, NA (the “Bank”), the wholly owned subsidiary of Seneca Bancorp, Inc. (the “Company”), and Seneca Savings Insurance Agency, Inc., doing business as Financial Quest and Financial Quest Retirement Plan Services, a wholly owned subsidiary of the Bank (“Financial Quest” and, together with the Bank, the “Sellers”), entered into an Asset Purchase Agreement (the “Agreement”) with Boshart Wealth Management, LLC (the “Buyer”) and Gregory Boshart, the Buyer’s sole member and manager.
Under the Agreement, the Sellers will sell to the Buyer substantially all of the business assets of Financial Quest’s financial advisory and investment services business, including its retail investment advisory and brokerage business and its company-sponsored retirement plan services business (collectively, the “Business”) for the purchase price of $1,400,000. For three years following the closing, the Sellers and their affiliates may not compete with the Buyer in connection with the purchased assets, solicit or accept business from the Buyer’s clients, or solicit the Buyer’s employees.  At the closing, the Bank will lease to the Buyer a portion of its premises for an initial term of one year at a monthly rent of $2,000 for the first six months and $2,500 for the remaining six months, with a six-month extension option and a mutual right to terminate on three months’ notice. The sale of the Business was completed on October 26, 2026.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.  The Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any other factual information about the Company, the Bank or the other parties.  The representations, warranties and covenants in the Agreement were made solely for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, may be subject to limitations agreed upon by the parties, including qualification by disclosure schedules, and may be subject to standards of materiality that differ from those applicable to stockholders. Stockholders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of any party.

Item 9.01
Financial Statements and Exhibits

(a)	Financial statements of businesses acquired. Not applicable.

(b)	Pro forma financial information. Not applicable.

(c)	Shell company transactions. Not applicable.

(d)	Exhibits.
	2.1	Asset Purchase Agreement, dated as of October 21, 2026, by and among Boshart Wealth Management, LLC, Gregory Boshart, Seneca Savings Insurance Agency, Inc. and Seneca Savings Bank, NA*
	104	Cover Page Interactive Data File (embedded in the cover page formatted in Inline XBRL)

*
Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SENECA BANCORP, INC.

DATE: October 27, 2026	By:	/s/ Joseph G. Vitale
Joseph G. Vitale
President and Chief Executive Officer